Exhibit 10.1

EXECUTION VERSION

PURCHASE AND SALE AND ESCROW AGREEMENT

SELLER:

SOCIETAL CDMO GAINESVILLE, LLC

PURCHASER:

TENET EQUITY FUNDING SPE GAINESVILLE, LLC

December 9, 2022

TERM SHEET

Purchaser:	Tenet Equity Funding SPE Gainesville, LLC,
a Delaware limited liability company

Notice Address:	7332 E. Butherus Drive, Suite 100
Scottsdale, AZ 85260
Attention: Michael J. Zieg
Email: Mike@tenetequity.com

And to:	Nixon Peabody LLP
300 S. Grand Avenue, Suite 4100
Los Angeles, CA 90071
Attention: Justin X. Thompson
Email: jthompson@nixonpeabody.com

Seller:	Societal CDMO Gainesville, LLC,
a Massachusetts limited liability company

Notice Address:	1300 Gould Drive
Gainesville, GA 30504
Attention: Chief Financial Officer
Email: ryan.lake@societalcdmo.com

And to:	Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square 18th and Arch Streets
Philadelphia, PA 19103
Attention: Matthew J. Swett, Esq.
Email: matthew.swett@troutman.com

Escrow Agent:	First American Title
2425 E. Camelback Road, Suite 300
Phoenix, AZ 85016
Attention: Lesa Ferris
Phone: 602-567-8129
Email: leferris@firstam.com

Property:	See Exhibit 1.1.1

Purchase Price:	$39,000,000.00

Closing Date:	December 14, 2022

ii

PURCHASE AND SALE AND ESCROW AGREEMENT

THIS PURCHASE AND SALE AND ESCROW AGREEMENT (this “Agreement”) dated as of December 9, 2022, is made by and between Societal CDMO Gainesville, LLC, a Massachusetts limited liability company (“Seller”), and Tenet Equity Funding SPE Gainesville, LLC, a Delaware limited liability company (“Purchaser”).

R E C I T A L S :

Seller desires to sell certain improved real property, along with certain related personal and intangible property, and Purchaser desires to purchase such real property.

A G R E E M E N T S :

NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1. The Property.

1.1. Description. Subject to the terms and conditions set forth in this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following (individually, a “Property” and collectively, the “Properties”):

1.1.1. Certain real property (collectively, the “Land”), as more specifically described in Exhibit 1.1.1 attached hereto;

1.1.2. All improvements located on the Land, including, but not limited to, any and all buildings thereon and appurtenances thereto (individually, a “Building” and collectively, the “Buildings”), and all other structures, parking areas, systems, fixtures, and utilities associated with, and utilized by Seller in the ownership and operation of the Buildings (all such improvements, together with the Buildings, being referred to herein collectively as the “Improvements”, and collectively with the Land, the “Real Property”);

1.1.3. All rights, easements, hereditaments, interests, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any, including any development and water rights owned by or leased to Seller, if any;

1.1.4. Any and rights of Seller in and to any street or road abutting the Land;

1.1.5. All transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality held by the Seller exclusively related to the Real Property (collectively, the “Approvals”).

1.2. Excluded Assets. Anything to the contrary notwithstanding, Purchaser is not purchasing pursuant to this Agreement or any of the transactions contemplated hereby any right, title or interest in or to any other assets, properties, rights, title and interests of the Seller and its affiliates (other than the Properties), including, without limitation, any of the following (collectively, the “Excluded Assets”):

1.2.1. all furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, testing equipment, computer hardware (including servers and network infrastructure), tools, quality control equipment and gauges and other tangible personal property owned and/or used by the Seller or any of its affiliates, whether or not located in the Buildings or on the Land;

1.2.2. all inventory of the Seller and its affiliates, including any active pharmaceutical ingredient, other supplies, works-in-progress and finished goods inventory, whether or not located in the Buildings or on the Land;

1.2.3. all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, technical databases, and mask works; (ii) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (iii) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (iv) patents and industrial property rights; (v) other proprietary rights in intellectual property of every kind and nature; (vi) rights of publicity; and (vii) all registrations, renewals, extensions, combinations, statutory invention registrations, provisional patent applications, continuation patent applications, continuations-in-part patent applications, divisional patent applications, international PCT applications, or reissues of, and applications for, any of the rights referred to in clauses (i) through (vi) (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies, including post-grant review proceedings, arising from or relating to the foregoing;

1.2.4. all permits, licenses, approvals, registrations, submissions and authorizations made to, received from or issued by a governmental entity held by the Seller or any of its affiliates, other than the Approvals;

1.2.5. All (i) records and lists pertaining to the Business (defined below) of the Seller and its affiliates or to past, present or prospective customers, suppliers, distributors or personnel of the Business, (ii) past, present or prospective product, business and marketing plans, sales literature and promotional literature relating to the Business, (iii) books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Seller or any of its affiliates in connection with the Business, (iv) corporate charters, corporate seal, minute books, equity books, and other documents relating to the incorporation, organization, maintenance and existence of the Seller and its affiliates as corporations or other legal entities; and (v) other books and records relating to the Business (including books and records relating to Taxes);

1.2.6. all goodwill and the going concern value of the business of the Seller and its affiliates (the “Business”), including Seller’s and its affiliates’ current business relationships and goodwill with customers and prospective customers and all operational know-how, service requirements, pricing and other information related to the development and maintenance of the Seller’s and its affiliates’ business relationships and all potential customer leads;

1.2.7. all claims, defenses, causes of action, choses in action, rights of recovery for reimbursement, contribution, refunds, indemnity or other similar payment recoverable by the Seller or any of its affiliates from or against any third party to the extent relating to any other Excluded Asset or the Business;

1.2.8. all insurance policies of the Seller or any of its affiliates;

1.2.9. all cash and cash equivalents of the Seller and its affiliates and any and all rights of the Seller and its affiliates in respect of current assets, prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set off, rights of recoupment, deposits and other similar items; and

1.2.10. all rights which accrue or will accrue to the Seller or any of its affiliates under this Agreement or the Master Lease (defined below).

1.3. Purchase Price. The total purchase price to be paid for the Properties (“Purchase Price”) is $39,000,000 U.S.

1.4. Payment. Payment of the Purchase Price is to be made as follows:

1.4.1. RESERVED.

1.4.2. RESERVED.

1.4.3. Neither Purchaser nor Seller shall incur any liability to the other in connection with the selection of Lesa Ferris at First American Title (the “Title Company” and, in its capacity as the escrow agent, “Escrow Agent”) or the surveyor, if any, retained in connection with the transaction contemplated by this Agreement or in connection with the loss by Escrow Agent of any amounts deposited by either party in to escrow.

1.4.4. At Closing, Purchaser shall pay Seller the Purchase Price, subject to adjustments and pro rations as expressly provided herein, by depositing the Purchase Price with Escrow Agent who shall wire Seller’s proceeds to a bank account designated by Seller via wire transfer or other form of immediately available funds.

1.5. Closing. Payment of the Purchase Price and closing hereunder (the “Closing”) will take place pursuant to an escrow closing on the Closing Date (the aforesaid date on which the Closing occurs is variously referred to in this Agreement as the “Closing Date” or “Date of Closing”). The parties agree that Closing can occur by delivery of the closing documents and the Purchase Price to the Escrow Agent pursuant to written instruction letters and that the parties do not have to physically attend the Closing.

1.6. Agreement to Convey and Lease Back. Seller shall convey, and Purchaser shall accept, title to the Real Property by limited warranty deed. Concurrently with such conveyance, Purchaser shall lease to Societal CDMO Gainesville, LLC (“Lessee”) and Lessee shall lease from Purchaser the right to use and enjoy such Real Property pursuant to the terms and provisions of a lease (the “Master Lease”) to be executed and delivered by Purchaser and Lessee as part of the Closing in the form attached hereto as Exhibit 1.5.

2. “As Is” Purchase.

2.1. No Reliance by Purchaser.

(a) As a material inducement for Seller entering into this Agreement, Purchaser expressly acknowledges and agrees that the Property is being sold, and Purchaser is acquiring the Property, in its present condition and state of repair. Purchaser shall accept the Property in an “AS IS” “WHERE IS” condition and “WITH ALL FAULTS” as of the Closing Date.

(b) Purchaser shall not rely on any warranties, promises, understandings or representations, express or implied, of Seller, any Seller Party (as defined below) or any agent, contractor or employee of Seller or a Seller Party relating to the Property, the physical condition, development potential, operation, or income generated by the Property or any other matter or things affected by or related to the Property, except as may be expressly contained in this Agreement or the closing documents delivered at Closing, and no such representation or warranty shall be implied with respect to the Property. A “Seller Party” or the “Seller Parties” is defined individually or collectively, as the context may require, Seller, Lessee, and any affiliate, officer, director, member, partner, manager, employee or agent of Seller or Lessee.

(c) Purchaser has made all inquiries, inspections, tests, audits, studies and analyses that it deems necessary or desirable in connection with the Property (including engineering, structural or other tests with respect to the condition of the Property) prior to the execution of this Agreement. Purchaser shall rely solely upon the results of Purchaser’s own inspections and judgment and other information obtained or otherwise available to Purchaser, rather than any information of Seller, when determining whether to purchase the Property.

(d) NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE EXECUTED AND DELIVERED BY SELLER TO PURCHASER AT THE CLOSING, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO PURCHASER WHATSOEVER, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW,

WITH RESPECT TO THE PROPERTY, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR USE, OR WITH RESPECT TO THE VALUE, PROFITABILITY OR MARKETABILITY OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE EXECUTED AND DELIVERED BY SELLER TO PURCHASER AT THE CLOSING, SELLER HAS NOT MADE, DOES NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO THE CONDITION OR COMPLIANCE OF THE PROPERTY WITH RESPECT TO ANY ENVIRONMENTAL PROTECTION, HUMAN HEALTH, SAFETY, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO THOSE PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE, MANAGEMENT, OR DISPOSAL OF ANY TOXIC OR HAZARDOUS SUBSTANCES, HAZARDOUS WASTE OR TOXIC, REGULATED SUBSTANCES, INCLUDING WITHOUT LIMITATION PETROLEUM PRODUCTS, ASBESTOS, LEAD-BASED PAINT AND OTHER SUBSTANCES. PURCHASER IS PURCHASING THE PROPERTY IN AN “AS IS” CONDITION, “WITH ALL FAULTS” AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE EXECUTED AND DELIVERED BY SELLER TO PURCHASER AT THE CLOSING.

2.2. Due Diligence.

(a) Seller has made available to Purchaser and its employees, representatives, counsel and consultants access to the Property during normal business hours and to documents, materials, reports, books, records and files relating to the Property in Seller’s possession and/or control (“Diligence Documents”), including, but not limited to copies of any all title reports, title policies, title commitments and surveys.

(b) Purchaser or Purchaser’s agents or representatives have made on-site inspections of the Property and otherwise investigated the Property to Purchaser’s complete satisfaction.

2.3. Merger and Survival. All understandings and agreements heretofore made between the parties or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and this Agreement has been entered into after full investigation, or with the Purchaser satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto. All the terms and provisions of Section 2.1 and Section 2.2 shall survive Closing, delivery of the deed or any termination of this Agreement.

3. Inspections and Approvals.

3.1. Title and Survey. Prior to execution of this Agreement, Purchaser ordered for each Property (i) a title commitment from the Title Company (individually, a “Title Commitment” and collectively, the “Title Commitments”), and (ii) a current survey of the Real Property (individually, a “Survey” and collectively, the “Surveys”). Purchaser has provided written notice to Seller of any matters shown by any Title Commitment or Survey which are not satisfactory to Purchaser, which notice (“Title Notice”) specified the reason such matter(s) are not satisfactory and the curative steps necessary to remove the basis for Purchaser’s disapproval, provided, however, that (i) the standard printed exceptions on an ALTA Owner’s Policy of Title Insurance, non-delinquent liens for general and special real estate taxes and assessments and installment payments of special assessments, the current zoning of the Property, including all permits, waivers and stipulations, and matters arising out of any act of Purchaser or Purchaser’s representatives shall be “Permitted Encumbrances”. “Permitted Encumbrances” shall not include, and Seller shall satisfy, cause to be released and/or paid, in full: (a) the security instruments for or a portion of the existing indebtedness to the extent secured by the Property; (b) any mechanic’s lien or any monetary lien, except for taxes and special assessments not yet due and payable, or (c) any deeds of trust, mortgages, or other loan documents secured by the Property.

3.1.1. Permitted Encumbrances shall specifically include any items recorded against the Property as a result of the actions of Purchaser. The Title Commitment for each ALTA Owner’s Extended Coverage Title Insurance Policy, together with any endorsements that Purchaser may require, to be issued at Closing (collectively, the “Title Policies”), shall insure the gap from the period title was last examined to the date of recording of the deed. All costs related to the Title Policies, escrow fees and other closing costs shall be payable as set forth in Section 6 hereof.

3.1.2. At Closing, Seller shall execute and deliver a Title Affidavit in the forms attached hereto as Exhibit 3.1.2.

3.2. Environmental. Purchaser has obtained a current complete Phase I environmental investigation report for each of the Properties (each Phase I environmental investigation report and each additional subsurface investigation report, an “Environmental Report”), from an environmental inspection company selected by Purchaser, detailing and analyzing certain aspects of any such Property. The cost of the Environmental Reports shall be included in Transaction Costs, payable as set forth in Section 6 hereof.

3.3. Valuation. Purchaser has obtained current site inspections and valuations of the Properties, separately stating values for the Land and Improvements for each of the Properties, from one or more parties selected by Purchaser (each a “Valuation”, and collectively, the “Valuations”). Each Valuation is in form and substance acceptable to Purchaser and shall be certified to Purchaser and any requested affiliate of Purchaser. The cost of the Valuations shall be included in Transaction Costs, payable as set forth in Section 6 hereof.

3.4. Property Condition Reports. Purchaser has obtained current property condition assessments and limited compliance audits as required for the Properties from one or more inspection companies selected by Purchaser (collectively, the “Property Condition Reports”). Each Property Condition Report is in form and substance acceptable to Purchaser and shall be certified to Purchaser and any requested affiliate of Purchaser. The cost of the Property Condition Reports shall be included in Transaction Costs, payable as set forth in Section 6 hereof.

3.5. Purchaser’s Right to Terminate. By executing this Agreement, Purchaser acknowledges that it will be deemed to have been given a full opportunity to inspect and investigate each and every aspect of the Properties, either independently or through agents of Purchaser’s choosing.

4. Prior to Closing. Until Closing, Seller or Seller’s agent shall:

4.1. Insurance. Continue to maintain or cause to be maintained all insurance for the Properties in the same or greater amounts, with the same or greater coverage, and subject to the same or lower deductibles as in existence as of the effective date of this Agreement.

4.2. Operation. Continue to maintain the Properties or cause the Properties to be maintained in good condition and repair and substantially in accordance with Seller’s past practices with respect to each Property. Seller will not dissipate or allow any waste of any portion of any Property.

4.3. New Liens. Not create any new encumbrance or lien affecting the Property other than liens and encumbrances (i) that can be discharged prior to Closing, and (ii) that in fact are discharged at Seller’s expense prior to or at the Closing.

5. Representations and Warranties.

5.1. By Seller. Seller represents and warrants to, and covenants with, Purchaser as follows:

5.1.1. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Commonwealth of Massachusetts, with the right to do business as a corporation in the state in which the Property is located, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its articles of formation or operating agreement.

5.1.2. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not, to Seller’s actual knowledge (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental entity or (ii) conflict with, result in a breach of, or constitute a default under the organic documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which Seller may be bound, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby. Except as otherwise disclosed by Seller in writing to Purchaser, there is no lease in place, nor has there been any lease in place within the last twelve (12) months of the effective date of this Agreement, related to all or any part of any Property, even if any such lease will be terminated upon Closing.

5.1.3. Seller has not received any written condemnation notice from a governmental entity with respect to all or part of the Property, and to Seller’s actual knowledge, there are no threatened condemnation proceedings with respect to all or part of the Property. Seller has not any received any written notice(s) that the Property does not comply with applicable law, statutes, laws, ordinances, and regulations which have not otherwise been cured.

5.1.4. Seller has not, and as of the Closing Seller shall not have, (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or, to Seller’s knowledge, suffered the filing of any involuntary petition by Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending as of such time, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, which remains pending as of such time, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally (each an “Insolvency Event”).

5.1.5. [Intentionally omitted].

5.1.6. There are no legal actions, suits or similar proceedings pending and properly served in writing to the Seller, or, to Seller’s actual knowledge, threatened against Seller or any Property which (i) are not adequately covered by existing insurance and (ii) if adversely determined, would have a materially adverse effect on the value of the Properties or Seller’s ability to consummate the transactions contemplated hereby.

5.1.7. Seller is not, and as of the Closing shall not be, a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) and any related regulations.

5.1.8. Seller is acting as principal in this transaction with authority to close the transaction. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

5.1.9. Seller (i) is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code; (ii) the assets of Seller do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; (iii) Seller is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Seller do not constitute plan assets of one or more such plans; and (iv) transactions by or with Seller are not in violation of state statutes applicable to Seller’s regulating investments of and fiduciary obligations with respect to governmental plans.

5.1.10. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control and Seller is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in the transactions contemplated by this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by law or that the transaction or this Agreement is or will be in violation of law. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

5.1.11. The operations of Seller and its subsidiaries, if applicable, are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where Seller and its subsidiaries, if applicable, conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Seller or any of its subsidiaries, if applicable, with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Seller, threatened.

5.1.12. To Seller’s knowledge, Seller’s use and occupation of the Properties, and the condition thereof, comply with (i) all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each governmental authority having jurisdiction over the Properties, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, the Americans With Disabilities Act of 1990, and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to the Properties or the Seller Parties (collectively, the “Legal Requirements”), (ii) all restrictions, covenants and encumbrances of record with respect to the Properties, and (iii) all agreements, contracts, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), agreements and conditions applicable to the Properties or the ownership, operation, use or possession thereof. No Seller Party has received any written notification that it or any Property is in violation of any of the foregoing, including without limitation, the Legal Requirements, which violation remains uncured.

5.1.13. Seller possesses, and upon Closing will have, the right to use all intellectual property, licenses and other rights as are material and necessary for the conduct of business at the Properties.

5.1.14. To Seller’s knowledge and except as set forth in that certain Phase I Environmental Site Assessment prepared by TRC Environmental Corporation, Inc. dated September 2019 being Project Number 352450.0000 (the “Environmental Report”), the Properties are not in violation of any Hazardous Materials Laws and there is no past or present non-compliance with Hazardous Materials Laws, or with permits issued pursuant thereto, in connection with the Properties. Except as set forth in the Environmental Report, or otherwise to Seller’s knowledge, no Seller Party has received any written notice from any person (including but not limited to a governmental authority) relating to Hazardous Materials or USTs at, on or about the Properties in violation of Hazardous Materials Law, or remediation thereof, of possible liability of any person (including without limitation, Seller) pursuant to any Hazardous Materials Law with respect to the Properties, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing. “Hazardous Materials Laws” includes any and all federal, state and local laws, rules, regulations, statutes, and requirements pertaining or relating to the environmental condition of the Properties or to Hazardous Materials. “Hazardous Materials” includes any other materials, contaminants or pollutants, the presence of which causes any of the Properties to be in violation of any local, state or federal law or regulation, (including without limitation, any Hazardous Materials Law).

5.1.15. The financial statements concerning the Seller Parties delivered by or on behalf of Seller to Purchaser are true, correct and complete in all material respects, and no material adverse change has occurred with respect to such financial statements since the date such financial statements were prepared or delivered to Purchaser. Seller understands that Purchaser is relying upon such financial statements. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect, the financial condition of each entity to which they pertain as of the date thereof.

5.1.16. Seller represents and warrants to Purchaser that no bulk sales statutes promulgated by any governmental authority (“Bulk Sales Statutes”) apply as a result of the sale of any of the Properties. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any and all losses, costs, damages, expenses (including without limitation, court costs and reasonable attorney’s fees) and liabilities which may be sustained or incurred by Purchaser, and/or any and all claims, demands, suits, proceedings and causes of action which may be brought or raised against Seller or Purchaser, as a result of or arising from (i) any claim that Purchaser has any liability or obligations under the Bulk Sales Statutes (including without limitation, any tax obligations or liabilities (or interest or penalties connected therewith) of Seller) by reason of the transactions provided for herein; or (ii) the failure of Purchaser to withhold any of Seller’s unpaid tax obligations, liabilities, interest or penalties thereon from the Purchase Price or otherwise as required under any Bulk Sales Statutes; provided, however, that Seller shall not be liable for and have no indemnification obligations to Purchaser hereunder for any taxes that are the obligation of Lessee pursuant to the Master Lease.

5.1.17. Seller represents and warrants to Purchaser that set forth on Exhibit 5.1.17 are all of third party contracts related to the operation and maintenance of the Property which are in full force and effect as of as of the Closing Date.

5.1.18. Seller has not received any written notices which assert any material breach of agreements (including without limitation, any third party contracts or financing documents that encumber the Property), laws, covenants or permits applicable to the Property.

5.1.19. From and after the date hereof, promptly provide Purchaser with copies of all written notices received by Seller after the date hereof which assert any material breach of agreements, laws, covenants or permits applicable to the Property.

(b) Seller shall have no liability with respect to a breach of the representations and warranties set forth above to the extent that Purchaser proceeds with the closing of the transaction contemplated hereby with actual knowledge of such breach.

5.2. Condition Precedent. It shall be a condition precedent to Purchaser’s obligation to purchase the Properties from Seller that: (a) all of Seller’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and remain true and correct in all material respects as of the Closing Date; (b) the debt evidenced by that certain credit agreement between Seller and Athyrium Opportunities III Acquisition LP, as the Administrative Agent, dated November17, 2017, as the same may have been modified, amended, assigned, and/or replaced from time to time, as of the date hereof, shall have an outstanding principal balance of $40,000,000.00 or less, after application of: (i) the Purchase Price, subject to prorations, paid by Purchaser to Seller and (ii) other sums contributed by Seller on the Closing Date; and (c) the Closing shall occur on or before December 16, 2022, unless otherwise extended by Purchaser in writing.

5.3. By Purchaser. Purchaser represents and warrants to Seller that:

5.3.1. Purchaser is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of such State, is or as of the Closing will be authorized to do business in the state in which the Properties are located if so required by the laws of such State, has duly authorized the execution and performance of this Agreement, and such execution, delivery, and performance will not violate any material term of any of its constitutive documents.

5.3.2. Purchaser is not, and as of the Closing shall not be, a “foreign person” as defined in Section 1445 of the Code and any related regulations.

5.3.5. The execution, delivery and performance by Purchaser of its obligations under this Agreement do not and will not contravene or constitute a default under any provisions of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on Purchaser.

5.3.3. Purchaser is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control and Purchaser is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Purchaser is not engaging in the transactions contemplated by this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Purchaser have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Purchaser is prohibited by law or that the transaction or this Agreement is or will be in violation of law. Purchaser has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

5.3.4. The operations of Purchaser and its subsidiaries, if applicable, are and have been conducted at all times in compliance with all Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Purchaser or any of its subsidiaries, if applicable, with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Purchaser, threatened.

(b) Purchaser shall have no liability with respect to a breach of the representations and warranties set forth above to the extent that Seller proceeds with the closing of the transaction contemplated hereby with actual knowledge of such breach or should have known of such breach, through the exercise of reasonable diligence prior to the Closing Date.

5.4. Condition Precedent. It shall be a condition precedent to Seller’s obligation to sell the Property to Purchaser that all of Purchaser’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

5.5. Mutual Representations.

(a) Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations on its own behalf, or for its benefit, with any broker, representative, employee, agent or other intermediary except for Cresa Global Inc. (“Seller’s Broker”). Seller shall pay Seller’s Broker a real estate sales commission pursuant to a separate agreement between Seller and Seller’s Broker, which payment may occur outside of Closing. Seller indemnifies, defends and holds Purchaser free and harmless from the claims of Seller’s Broker for the payment of any real estate sales commission and/or any other compensation Seller’s Broker may be entitled in connection with this Agreement or the sale of the Properties. Notwithstanding the foregoing, the following indemnification is in addition to and not in limitation of the foregoing indemnification, Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or the sale of the Properties. This provision shall survive Closing.

(b) Neither Seller nor Purchaser will knowingly take, or agree to or commit to take, any action that would make any representation or warranty made by such party inaccurate in any material respect at or prior to the Closing Date.

6. Costs and Prorations.

6.1. Prorations. Pursuant to the Master Lease, Seller/Lessee shall continue to be responsible for all insurance, vault charges, Taxes (as defined below), special assessments, sewer charges, and utility charges, including, but not limited to telephone, electricity, water and gas and all other costs related to the Properties between Seller and Purchaser at Closing. As a result, such costs and expenses shall not be prorated at Closing. As used herein, “Taxes’ means and refers to real estate taxes, personal property taxes, special assessments (and installments thereof) and other governmental taxes and charges relating to the Properties, including annual or periodic permit fees.

6.2. Transaction Costs. Subject to Section 10.2(a) below, whether or not the Closing occurs, Seller shall be responsible for the payment of all Transaction Costs incurred by Seller and Purchaser in connection with the transaction contemplated by this Agreement; provided, however, that Seller and Purchaser shall each be responsible for the payment of the fees and expenses of their respective legal counsel, accountants and other professional advisers (“Professional Fees”). The provisions of this Section shall survive Closing or termination of this Agreement for any reason.

As used herein, “Transaction Costs” means all out-of-pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement, including but not limited to (i) the procurement, or if the same is provided by Seller, the update of, any Property Condition Report, Environmental Report, Survey, Title Commitments, Title Policies, all title policies required by Purchaser’s lender, and all endorsements required by Purchaser and its lender, (ii) the Valuations, (iii) mortgage taxes (if any to record Buyer’s mandatory mortgage on the Property), (iv) all Taxes (including stamp taxes and transfer taxes), escrow, closing, transfer and recording fees. Transaction Costs expressly exclude Professional Fees.

6.3. Closing Adjustment. Escrow Agent shall prepare a Closing statement on the basis set out above, and shall endeavor to deliver such computation to Purchaser and Seller at least two (2) business days prior to Closing.

7. Risk of Loss; Condemnation.

7.1. Risk of Loss. Risk of loss with respect to the Property up to the Closing Date shall be borne by Seller. Seller shall promptly give Purchaser written notice of any damage to the Property, describing such damage, stating whether such damage and loss of rents is covered by insurance and the estimated cost of repairing such damage. In the event that any Material Damage (defined below) to or destruction of any Property or any portion thereof occurs after the date hereof and prior to the Closing Date, Purchaser may, at its option, by notice given to Seller within fifteen (15) days after Seller has provided the above described notice to Purchaser together with all relevant information concerning the nature and extent of such damage: (i) terminate this Agreement, in which event no party shall have any further obligations hereunder, except as expressly set forth herein, or (ii) proceed under this Agreement, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller, other than to the extent paid by Seller or to be reimbursed to Seller for repairs made by or on behalf of Seller, as a result of such damage or destruction and assume responsibility for any repairs which have not been completed by Seller prior to Closing, it being understood and agreed that, in such event, Seller and Purchaser will agree on an allocation of responsibility for the completion of such repairs promptly after Purchaser’s election to proceed, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. If Purchaser fails to timely make such election, Purchaser shall be deemed to have elected to proceed under clause (ii) above.

7.1.1. If the Property is not Materially Damaged, then (A) Purchaser shall not have the right to terminate this Agreement, (B) Seller shall, to the extent requested and directed by Purchaser and to the extent reasonably practicable, taking into account the amount of time required to repair such damage, repair the damage before the Closing in a manner consistent with the condition of the Property prior to such damage, and (C) at Closing, Purchaser shall receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller, other than to the extent paid by Seller or to be reimbursed to Seller for repairs made by or on behalf of Seller, as a result of such damage or destruction, and Purchaser shall receive a credit at Closing for any deductible, uninsured or co-insured amount under said insurance policies. To the extent the Seller has incurred reasonable costs in effecting the repairs requested and directed in writing by Purchaser (which costs have not been assumed by Purchaser), Seller shall be paid a portion of such insurance proceeds in an amount equal to such costs.

7.1.2. As used herein, “Material Damage” and “Materially Damaged” means damage to the Property which, in Seller’s reasonable, good faith, determination, (i) resulted in a cost that equals or exceeds ten percent (10%) of the Purchase Price in physical damage, loss of income and other losses or (ii) materially impairs the intended use of the Property.

7.2. Condemnation. In the event any material proceedings in eminent domain (as described below) are threatened or instituted in writing by anybody having the power of eminent domain with respect to the Property or a substantial portion thereof, Purchaser may, at its option, by notice to Seller provide written notice to Purchaser of such proceedings: (i) terminate this Agreement, in which event no party shall have any further obligations hereunder, except as expressly set forth herein, or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, the Purchase Price shall remain the same and Purchaser and Seller shall jointly have the right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter. If Purchaser fails to make such election, Purchaser shall be deemed to have elected to proceed under clause (ii) above. A proceeding in eminent domain shall be “material” if, as a result thereof, the Property will become nonconforming as to any zoning or land use requirement, the number of parking spaces will be reduced, or access to the Property will be materially adversely altered or impaired as a result thereof.

7.3. Cooperation. Seller and Purchaser, as may be appropriate, shall cooperate in prosecuting, settling, and compromising any such condemnation award and insurance claims specified in this Section.

8. Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by email (provided that the sender of such communication shall electronically confirm receipt thereof by the appropriate parties) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service such as Federal Express, UPS Next Day Air, Purolator Courier or Airborne Express), to the address for each party set forth above. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

9. Closing and Escrow.

9.1. Escrow Instructions. Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company to serve as the instructions to the Title Company as the Escrow Agent for consummation of the transaction contemplated herein, and Title Company shall execute this Agreement to acknowledge acceptance of the escrow. Seller and Purchaser shall execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement, provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall prevail.

9.2. Duties of Escrow Agent.

(a) Escrow Agent is acting solely as a stakeholder under this Section. Escrow Agent’s duties shall be determined solely by the express provisions hereof and are purely ministerial in nature.

(b) Seller and Purchaser are aware that the Federal Deposit Insurance Corporation (“FDIC”) coverage applies only to a maximum amount of $250,000 for each individual depositor. Further, Seller and Purchaser understand that Escrow Agent assumes no responsibility for, nor will Seller and Purchaser hold Escrow Agent liable for, any loss occurring which arises from the fact that the amount of any individual depositor’s account exceeds $250,000 and that the excess amount is not insured by the FDIC, except to the extent caused by the gross negligence or willful misconduct of Escrow Agent. Seller and Purchaser further understand that certain banking instruments such as, but not limited to, repurchase agreements and letters of credit are not covered at all by FDIC insurance.

(c) If costs or expenses are incurred by Escrow Agent because of litigation or a dispute between Seller and Purchaser concerning this Agreement (which litigation or dispute does not involve any action, omission or failure to act by the Title Company), Seller and Purchaser shall each pay Escrow Agent one-half of Escrow Agent’s reasonable costs and expenses. Except for such costs and expenses, no fee or charge shall be due or payable to Escrow Agent for its services under this Agreement.

(d) Escrow Agent undertakes only to perform the duties and obligations imposed upon it under the terms of this Agreement, and to do so in strict accordance with the Agreement, and does not undertake to perform any of the covenants, terms and provisions applicable to Seller and Purchaser.

(e) Purchaser and Seller acknowledge and agree that Escrow Agent has assumed no liability except for gross negligence or willful misconduct and that Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel.

(f) The conditions to the Closing shall be the Escrow Agent’s receipt of funds and documents as described in this Section. Upon receipt of such funds and documents, Escrow Agent shall deliver the items as described in this Agreement.

(g) The funds required from Purchaser and all acts and documents required of Purchaser or Seller in order to close the escrow pursuant hereto shall be deposited with Escrow Agent on the Closing Date, shall be performed on the Closing Date, and shall be available for immediate distribution at Closing.

(h) Notwithstanding anything to the contrary in this Section, in the event the Closing does not occur on or before the Closing Date, the Escrow Agent shall return to the depositor thereof items which were deposited pursuant to this Agreement on or before the business day immediately following the Closing Date. Any such return shall not, however, relieve either party of any liability it may have relating to its wrongful failure to close.

(i) Escrow Agent shall not be responsible or liable in any manner whatsoever for the correctness, genuineness or validity of any document or instrument, or any signature thereon, deposited with or delivered to Escrow Agent pursuant to this Agreement. Escrow Agent may act in reliance upon any such document or instrument, which Escrow Agent in good faith believes to be genuine and duly authorized, without investigation as to the correctness, genuineness or validity thereof. Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent is not chargeable with knowledge, and has no duties with respect to any other agreements between Seller and Purchaser. Escrow Agent shall not be responsible to see to the correct application of any funds disbursed by it pursuant to this Agreement.

(j) Seller and Purchaser acknowledge that the transaction contemplated hereunder shall be closed by delivering executed documents and the other closing deliveries to the Escrow Agent in accordance with customary written instructions.

(k) Upon request by Seller and Purchaser, Escrow Agent shall prepare a closing or settlement statement.

(l) Escrow Agent is familiar with and understands the U.S. Foreign Corrupt Practices Act, 15 U.S.C. Sec. 78dd-1, et seq., and any other anti-corruption laws and regulations relevant to the Agreement and has not and will not violate these laws.

(m) The President of the United States has issued Executive Order 13224, in conjunction with the Office of Foreign Assets Control (“OFAC”). This order bans any United States person from doing business with any person, entity or group specially designated by the U.S. Secretary of State or Secretary of the Treasury as a terrorist or terrorist entity. OFAC maintains a list of these persons, entities and groups, known as the Specially Designated Nationals and Blocked Persons List (“SDN List”). To comply with this order, Escrow Agent shall not enter into contracts or other agreements with any person whose name appears on the SDN List.

9.3. Seller’s Deliveries. Seller shall deliver or cause to be delivered at the Closing through the Escrow Agent the following items and original documents, each executed and, if required, acknowledged, as appropriate:

9.3.1. A limited warranty deed to the Properties in the form attached hereto as Exhibit 9.3.1.

9.3.2. Customary certificates or affidavits with respect to withholding tax pursuant to O.C.G.A. § 48-7-128, which may be disclosed to the Commissioner of Revenue of the State of Georgia.

9.3.3. An assignment to Purchaser of Seller’s right, title and interest, if any, in any permits, approvals, entitlements, and other intangible property owned by Seller and used solely in connection with the Property exclusive of any Excluded Assets in the form attached hereto as Exhibit 9.3.3.

9.3.4. An assignment of all unexpired, transferable warranties and guarantees then in effect, if any, with respect to the Improvements or any repairs or renovations to such Improvements being conveyed hereunder, in the form attached hereto as Exhibit 9.3.4.

9.3.5. Seller shall deliver to Purchaser at Closing, or within a reasonable time after Closing, to the extent available, copies of all building plans and specifications relating to the Properties which are in Seller’s possession.

9.3.6. A certificate pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as Exhibit 9.3.6.

9.3.7. An executed counterpart of the Master Lease, pursuant to which Lessee shall lease the Properties from Purchaser on the terms and provisions set forth therein.

9.3.8. Appropriate evidence of authorization as required by the Title Company.

9.3.9. Transfer tax declaration(s) in the form required by applicable governmental authorities.

9.3.10. The Closing Statement (prepared by the Title Company).

9.3.11. Certificates evidencing the insurance coverage, limits and policies to be carried by Lessee under and pursuant to the terms of the Master Lease, on the forms and containing the information required by Purchaser, as landlord.

9.3.12. To the extent not previously provided, the most recent financial statements available for the Seller Parties.

9.3.13. The unconditional guaranty of payment and performance of the Master Lease, in form and substance acceptable to Purchaser and Societal CDMO, Inc.

9.3.14. Such other documents as may be reasonably required by the Title Company and such other documents as may be agreed upon by Seller and Purchaser to consummate the transaction.

9.4. Purchaser’s Deliveries. At Closing, Purchaser shall (i) pay Seller the Purchase Price through the Escrow Agent and provide any instruments required by the Title Company from a purchaser of real property; and (ii) execute and deliver the agreements referred to in Section 9.3, including an executed counterpart of the Master Lease, any transfer tax declaration(s) in the form required by applicable governmental authorities, and the Closing Statement.

9.5. Mutual Obligations. Seller and Purchaser shall each deposit such other instruments as are reasonably required (i) to confirm their respective authority to close this transaction, (ii) by Escrow Agent, or (iii) otherwise to consummate the sale and acquisition of the Property in accordance with the terms hereof (provided that in no event shall any such documents increase the liability of Purchaser or Seller). Seller and Purchaser hereby designate Escrow Agent as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

9.6. Possession. Purchaser shall be entitled to possession of the Property upon conclusion of the Closing, subject to the rights of the Lessee under the Master Lease and the Permitted Encumbrances.

10. Breach; Default; Failure of Condition.

10.1. Default. Each of the following shall be deemed an event of default (each, an “Event of Default”):

(a) If any representation of warranty of Seller or Purchaser set forth in this Agreement or any other transaction document is false in any material respect;

(b) If Seller or Purchaser fails to perform any of its obligations under this Agreement; or

(c) If any Insolvency Event shall occur with respect to Seller, Lessee, or Purchaser.

10.2. Remedies. Upon any Event of Default, the non-defaulting party shall be entitled to exercise, at its option and as its sole and exclusive remedy, one of the following remedies:

(a) The non-defaulting party may terminate this Agreement by giving written notice to the defaulting party and recover from the defaulting party all reasonable out-of-pocket costs and expenses incurred by the non-defaulting party hereunder (including without limitation, the Transaction Costs, and the reasonable and verified Professional Fees), in which event neither party will have any further obligations or liability hereunder, except for those obligations expressly stated to survive such termination; or

(b) The non-defaulting party may waive the Event of Default and proceed with the Closing.

10.3. Representation or Warranty Untrue. Prior to Closing, if any representation or warranty of any party is discovered to have been false, in any material respect, when made, then such discovery shall be an event of default by the party that made the false representation or warranty and the non-defaulting party shall have all of the rights set forth in Article 10. However, if the non-defaulting party consummates the Closing with knowledge of such false representation or warranty, such non-defaulting party shall be conclusively deemed to have waived such default and accepted such uncured condition, in which event the non-defaulting party shall have no rights or remedies under this Agreement regarding such default and such representation and warranty shall automatically be deemed amended to fully and accurately state the actual facts and conditions then known or existing so that no fact or condition first discovered or notice received or events occurring after the Effective Date can or will constitute a breach by the defaulting party of any of the warranties or representations.

10.4. Financing Condition. Notwithstanding anything to the contrary contained herein, Purchaser shall not be obligated to close the transaction contemplated by this Agreement, unless and until Purchaser has obtained debt financing for its acquisition of the Property at or prior to Closing on such terms and conditions which are acceptable to Purchaser in its sole discretion.

11. Miscellaneous.

11.1. Entire Agreement. This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties. The parties are not bound by any agreements, understandings, provisions, conditions, representations or warranties (whether written or oral and whether made by Seller or any agent, employee or principal of seller or any other party) other than as are expressly set forth and stipulated in this Agreement.

11.2. Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

11.3. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the state(s) in which the Property is located.

11.4. Assignability. Purchaser may assign its rights under this Agreement in whole or in part at any time to an affiliate of Purchaser. Upon any unconditional assignment and assumption of Purchaser’s entire right and interest hereunder to and by an affiliate of Purchaser, Purchaser shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Purchaser contained herein. Seller shall not, without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion, sell, assign, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in the Property, any of Seller’s rights under this Agreement or any interest in Seller, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise.

11.5. Successors Bound. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

11.6. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

11.7. Attorneys’ Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ and paralegals’ fees and costs actually incurred, whether incurred out of court, at trial, on appeal or in any bankruptcy, arbitration or administrative proceedings, as may be awarded by a court of competent jurisdiction.

11.8. No Relationship. Nothing contained in this Agreement shall be construed to create a fiduciary, partnership, joint venture, principal/agent or other relationship between the parties or their successors or assigns, and the parties owe no duty to each other except as expressly stated in this Agreement.

11.9. Time of Essence. Time is of the essence for all purposes of this Agreement.

11.10. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Each counterpart may be delivered by facsimile or other electronic transmission, which shall be deemed originals for all purposes. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

11.11. Recordation. Neither this Agreement nor any memorandum or notice hereof shall be recorded. Purchaser shall (i) not, and hereby waives its rights to, file any notice of lis pendens or other form of notice of pendency or other instrument against the Property or any portion thereof in connection herewith and (ii) indemnify Seller against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Purchaser or its agent of any such memorandum, notice or other instrument. However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this Section.

11.12. Proper Execution. The submission by one party to the other of this Agreement in unsigned form shall be deemed to be a submission solely for consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon either party. This Agreement shall have no binding force and effect on either party unless and until both parties have executed this Agreement. Signatures of this Agreement transmitted by facsimile or via electronic mail (*.pdf or similar file types) shall be valid and effective to bind the party so signing. Any notice sent via facsimile or via electronic mail shall be deemed and treated as an original for all purposes (subject to electronic confirmation of receipt), it being expressly agreed that each party to this Agreement shall be bound by its own electronically transmitted signature in all instances and shall accept the electronically transmitted signature of the other party to this agreement.

11.13. Tax Protest. If, as a result of any tax protest or otherwise, any refund or reduction of any real property or other tax or assessment relating to the Property during the period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction.

11.14. Knowledge; Received Written Notice. Whenever a representation, warranty or other statement is made in this Agreement or in any document or instrument to be delivered at Closing pursuant to this Agreement, on the basis of the knowledge of Seller, or is qualified by Seller having received written notice, such representation, warranty or other statement is made with the exclusion of any facts disclosed to or otherwise known by Purchaser, and is made solely on the basis of the current, conscious, and actual, as distinguished from implied, imputed and constructive, knowledge on the date that such representation or warranty is made, without inquiry or investigation or duty thereof, of Ryan Lake and Scott Rizzo (the “Knowledge Party”), who are the officers of Seller that would have knowledge of the items set forth in Section 5.1. The Knowledge Party shall have no personal liability arising out of any representations or warranties made herein.

11.15. Survival and Limitation of Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall survive the Closing Date for a period not to exceed nine (9) months (the “Survival Period”), and upon expiration thereof shall be of no further force or effect, except to the extent that with respect to any particular alleged breach, the non-breaching party delivers written notice on or prior to the expiration of the Survival Period of such alleged breach with reasonable detail as to the nature of such breach, and, to the extent disputed by the breaching party, files an action against the breaching party with respect thereto within sixty (60) days after the giving of such notice. Notwithstanding anything to the contrary contained in this Agreement, Seller will have no liability to Purchaser for the breach of any representation or warranty made in this Agreement unless the loss resulting from Seller’s breach of its representations and warranties exceeds, in the aggregate, Fifty Thousand and 00/100 Dollars ($50,000.00), in which event Seller will be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event will Seller’s total liability for any such breach or breaches exceed, in the aggregate, Three Hundred Thousand and 00/100 Dollars ($300,000.00). In no event will Seller be liable for, nor will Purchaser seek, any consequential, indirect or punitive damages; and in no event will any claim for a breach of any representation or warranty of Seller be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to the Closing or which was contained in the Due Diligence Materials. This provision shall survive Closing.

11.16. No Personal Liability. Any liability for participation in this transaction shall remain with Purchaser and Seller only and in no event shall there be any personal liability on the part of any shareholder, director, officer, manager, member, partner or employee of the parties, their partners or their constituent members or entities. This provision shall survive Closing or any termination of this Agreement.

11.17. Date of Agreement. All references to the date of this Agreement mean the date first set forth above.

11.18. Date of Performance. If the date of performance of any obligation or the expiration of any time period provided herein should fall on a Saturday, Sunday or legal holiday, then said obligation shall be due and owing, and said time period shall expire, on the first day thereafter which is not a Saturday, Sunday or legal holiday. Any reference in this Agreement to a “business day” shall mean any day of the week other than a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made if completed not later than 2:00 p.m. Pacific Time on the day of performance.

11.19. Waiver. Excuse or waiver of the performance by the other party of any obligation under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement. All of the provisions of this Section shall survive the Closing, or in the event that the Closing does not occur, any termination or cancellation of this Agreement.

11.20. Interpretation. This Agreement is the result of negotiations between the parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the Agreement, the relative bargaining powers of the parties or the domicile of any party. Seller and Purchaser are each represented by legal counsel competent of advising them of their obligations and liabilities hereunder. The presentation and negotiation of this Agreement shall not be construed as any offer by Seller to sell, or any offer by Purchaser to purchase, the Property or obligate either party unless and until this Agreement has been duly executed and delivered to both parties.

11.21. Public Disclosure. Seller and Purchaser each hereby covenant and agree that (a) prior to the Closing neither Seller nor Purchaser shall issue any Release (as hereinafter defined) with respect to the transaction without the prior consent of the other, provided, however, Seller shall be permitted to disclose any information (i) required under any SEC regulations applicable to Seller (or its affiliates), or (ii) in accordance with the typical practice of Seller or a publicly-traded company in connection with disclosures to the public and except to the extent required by applicable law, and (b) after the Closing, any Release issued by either Seller or Purchaser shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld or delayed), except to the extent required by applicable law. If either Seller or Purchaser is required by applicable law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review. As used herein, the term “Release” shall mean any press release or public statement with respect to the transaction or this Agreement.

11.22. Zoning. Purchaser shall have the right without the consent of Seller to request a zoning confirmation letter or certificate from the City or County in which the Property is located. Purchaser’s obligation to purchase the Property shall not be subject to or conditioned upon Purchaser obtaining any variance(s), zoning amendment, subdivision map, lot line adjustment, condominium approval or other discretionary governmental act, approval or permit.

11.23. Purchaser Not a Successor of Seller. Purchaser is not and shall not be deemed to be a successor to Seller. Purchaser is acquiring only the Property and not an ongoing business enterprise.

11.24. Termination. Upon termination of this Agreement in accordance with its terms (and not as a result of a default by either party), neither party shall have any further rights or obligations or liabilities, except those rights and obligations arising under any sections of this Agreement which expressly survive termination of this Agreement.

11.25. Construction. As used herein, the words “include”, “including”, and similar terms shall be construed as if followed by the phrase “without limitation”.

11.26. No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary.

IN WITNESS WHEREOF, Purchaser and Seller have executed and delivered this Agreement as of the date set forth above.

SELLER:		SOCIETAL CDMO GAINESVILLE, LLC,
a Massachusetts limited liability company

	By:	/s/ Ryan D. Lake
Ryan D. Lake
Authorized Signatory

[Signature Page to Purchase and Sale Agreement]

PURCHASER:		TENET EQUITY FUNDING SPE GAINESVILLE, LLC,
a Delaware limited liability company

	By:	/s/ Michael J. Zieg
Michael J. Zieg
Chief Operating Officer

[Signature Page to Purchase and Sale Agreement]

A fully executed copy of this Agreement has been received by the Title Company this ___ day of December, 2022, and by execution hereof the Title Company hereby covenants and agrees to be bound by the terms of this Agreement and hereby covenants and agrees to enter into a designation agreement, if required.

FIRST AMERICAN TITLE

By:	/s/ Lesa Ferris
Printed Name: Lesa Ferris
Its: Commercial Escrow Officer

[Signature Page to Purchase and Sale Agreement]

List of Exhibits

Exhibit 1.1.1	Legal Description

Exhibit 1.5	Form of Master Lease

Exhibit 3.1.2	Form of Title Affidavit

Exhibit 5.1.17	Third Party Contracts

Exhibit 9.3.1	Form of Deed

Exhibit 9.3.3	Form of Property Intangible Rights Assignment

Exhibit 9.3.4	Form of Assignment of Warranties and Guarantees

Exhibit 9.3.6	Form of FIRPTA Certificate for Seller

EXHIBIT 1.1.1

LEGAL DESCRIPTION

Legal Description

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF Hall, STATE OF GA, AND IS DESCRIBED AS FOLLOWS:

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 16 OF THE 8TH LAND DISTRICT, HALL COUNTY, GEORGIA, AND KNOWN AS TRACT 1A, BEING AN APPROXIMATELY 27.312 ACRE TRACT, AS SHOWN ON THAT PLAT RECORDED IN PLAT BOOK 882, PAGE 308, HALL COUNTY, GEORGIA RECORDS.

Exhibit 1.1.1

EXHIBIT 3.1.2

TITLE AFFIDAVIT

Commercial Owner’s Affidavit

STATE OF	}
}
COUNTY OF	}

The undersigned affiant first being duly sworn, deposes and says:

1.	That the Limited Liability Company named herein is the owner of certain real property in the State of Georgia described in as follows, (the “property”):

For complete legal description see Exhibit “” attached hereto and made a part hereof.

2.

That the undersigned Managing Member of said Limited Liability Company is authorized to execute this affidavit, and is authorized to execute all instruments necessary to mortgage or convey the Property pursuant to the resolution of the Managing Members.

3.

That the Limited Liability Company in the State of Georgia , has not been revoked nor is in threat of revocation, and there are no provisions in the Operating Agreement which in any way impedes the Limited Liability Company’s ability to mortgage or convey the Property.

4.

That there have been no construction, repairs, alterations, improvements made, ordered or contracted to be made on or to the Property, nor materials ordered within the last 6 months (or 3 months after completion of work) which have not been paid for, nor are there any fixtures attached to the Property which have not been paid for in full; and there are no outstanding or disputed claims for any such work or item, except: _________________________________________________________________________________________________________.

That the work of improvement, if any:

[ ] Started on _______________________________________________________________________________

[ ] Was completed on _________________________________________________________________________

[ ] Will be completed on _______________________________________________________________________

5.

That there has been no work done, nor notice received that work is to be done by the municipality (city, borough, or township), or at its direction, including but not limited to the installation of water or sewer lines, or for improvements such as paving or repaving of streets or alleys, or the installation of curbs or sidewalks.

6.	That there are no unrecorded leases or agreements affecting the Property, and there is no one in possession of or that has access to the Property, other than: (enter N/A if such is true)

[    ]    the undersigned

[    ]    tenants based on month-to month rental agreements

[    ]    lessees based on existing leases, copies of which are attached hereto

[    ]    affiant(s) please remember to attach copies of leases.

[    ]      ___________________________________________________________________________

7.	That there are no rights of first refusal or options to purchase all or any part of the Property except:

(enter “None” or “N/A” if such is true)

8.	That there are no unpaid real estate taxes or assessments except as shown on the current tax roll. That the undersigned has not received any supplemental tax bill which is unpaid.

9.	That no actions in bankruptcy have been filed by or against the corporation in any federal court or any other court of competent jurisdiction.

10.

That there are no matters pending against the Affiant that could give rise to a lien that would attach to the property between the most recent effective date of the title commitment and the recording of the interest to be insured, and that the Affiant has not and will not execute any instrument that would adversely affect the title or interest to be insured.

11.

That this affidavit is given for the purpose of inducing First American Title Insurance Company and/or its agent to issue its policies of title insurance which may provide coverage as to the matters listed above. The undersigned acknowledge that they have read the foregoing and fully understand the legal aspects of any misrepresentation and/or untrue statements made herein and indemnify and hold harmless FIRST AMERICAN TITLE INSURANCE COMPANY against liability occasioned by reason of reliance upon the statements made herein.

Exhibit 3.1.2-2

Societal CDMO Gainesville, LLC,, a Massachusetts limited liability company

By:
Name:
Title:

Exhibit 3.1.2-3

Exhibit “A “

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF Hall, STATE OF GA, AND IS DESCRIBED AS FOLLOWS:

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 16 OF THE 8TH LAND DISTRICT, HALL COUNTY, GEORGIA, AND KNOWN AS TRACT 1A, BEING AN APPROXIMATELY 27.312 ACRE TRACT, AS SHOWN ON THAT PLAT RECORDED IN PLAT BOOK 882, PAGE 308, HALL COUNTY, GEORGIA RECORDS.

Exhibit 3.1.2-4

EXHIBIT 5.1.17

THIRD PARTY CONTRACTS

Landscape Maintenance Proposal between New Leaf Landscape Services and Lessee dated April 21, 2022.

EXHIBIT 9.3.1

FORM OF DEED

After recording please return to:

Tax Parcel Identification No. _____________________

Grantee’s Address: ______________________________

LIMITED WARRANTY DEED

THIS INDENTURE, made this ___ day of __________________, 20___, is by and between _____________________________, a ________________________, having an address of ______________________________________ (“Grantor”), and _______________________________, a ______________________, (“Grantee”) (the words “Grantor” and “Grantee” to include their respective heirs, successors, legal representatives and assigns where the context requires or permits).

WITNESSETH:

THAT GRANTOR, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency whereof are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does hereby grant, bargain, sell, alien, convey and confirm unto Grantee that certain tract of land described on Exhibit A attached hereto and incorporated herein by this reference, together with all improvements located thereon, if any, and all easements and appurtenances thereon or appertaining to such real property (collectively hereinafter referred to as the “Property”), subject to the matters set forth in Exhibit B attached hereto (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of Grantee forever in FEE SIMPLE.

AND GRANTOR will forever warrant and forever defend the right and title to the Property unto Grantee, its heirs, successors, legal representatives and assigns, against the claims of all persons lawfully claiming by, through or under Grantor, subject to the Permitted Exceptions.

IN WITNESS WHEREOF, Grantor has executed this Limited Warranty Deed under seal as of the date and year first written above.

Signed, sealed and delivered in the presence of:	GRANTOR:
By:
Unofficial Witness	Print name:
Title:
Notary Public	[SEAL]

[NOTARIAL SEAL]
Attest: [CORPORATIONS ONLY]

By:
Print name:
Secretary

3

Exhibit A

Legal Description

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF Hall, STATE OF GA, AND IS DESCRIBED AS FOLLOWS:

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 16 OF THE 8TH LAND DISTRICT, HALL COUNTY, GEORGIA, AND KNOWN AS TRACT 1A, BEING AN APPROXIMATELY 27.312 ACRE TRACT, AS SHOWN ON THAT PLAT RECORDED IN PLAT BOOK 882, PAGE 308, HALL COUNTY, GEORGIA RECORDS.

Exhibit B

Permitted Exceptions

EXHIBIT 9.3.3

ASSIGNMENT OF PROPERTY INTANGIBLE RIGHTS

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SOCIETAL CDMO GAINESVILLE, LLC (the “Assignor”), hereby assigns, transfers and sets over unto TENET EQUITY FUNDING SPE GAINESVILLE, LLC _ (the “Assignee”), all of Assignor’s right, title and interest, if any, in and to any permits, approvals, entitlements, and other intangible property owned by Seller and used solely in connection with the Property exclusive of the Excluded Assets (as defined below). Excluded Assets shall mean the following:

1.2.1. all furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, testing equipment, computer hardware (including servers and network infrastructure), tools, quality control equipment and gauges and other tangible personal property owned and/or used by the Assignor or any of its affiliates, whether or not located in the Buildings or on the Land;

1.2.2. all inventory of the Assignor and its affiliates, including any active pharmaceutical ingredient, other supplies, works-in-progress and finished goods inventory, whether or not located in the Buildings or on the Land;

1.2.3. all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, technical databases, and mask works; (ii) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (iii) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (iv) patents and industrial property rights; (v) other proprietary rights in intellectual property of every kind and nature; (vi) rights of publicity; and (vii) all registrations, renewals, extensions, combinations, statutory invention registrations, provisional patent applications, continuation patent applications, continuations-in-part patent applications, divisional patent applications, international PCT applications, or reissues of, and applications for, any of the rights referred to in clauses (i) through (vi) (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies, including post-grant review proceedings, arising from or relating to the foregoing;

1.2.4. all permits, licenses, approvals, registrations, submissions and authorizations made to, received from or issued by a governmental entity held by the Assignor or any of its affiliates, other than the Approvals;

1.2.5. All (i) records and lists pertaining to the business of the Assignor and its affiliates or to past, present or prospective customers, suppliers, distributors or personnel of the Business, (ii) past, present or prospective product, business and marketing plans, sales literature and promotional literature relating to the Business, (iii) books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Assignor or any of its affiliates in connection with the Business, (iv) corporate charters, corporate seal, minute books, equity books, and other documents relating to the incorporation, organization, maintenance and existence of the Assignor and its affiliates as corporations or other legal entities; and (v) other books and records relating to the Business (including books and records relating to Taxes);

1.2.6. all goodwill and the going concern value of the business of the Assignor and its affiliates (the “Business”), including Assignor’s and its affiliates’ current business relationships and goodwill with customers and prospective customers and all operational know-how, service requirements, pricing and other information related to the development and maintenance of the Assignor’s and its affiliates’ business relationships and all potential customer leads;

1.2.7. all claims, defenses, causes of action, choses in action, rights of recovery for reimbursement, contribution, refunds, indemnity or other similar payment recoverable by the Assignor or any of its affiliates from or against any third party to the extent relating to any other Excluded Asset or the Business;

1.2.8. all insurance policies of the Assignor or any of its affiliates;

1.2.9. all cash and cash equivalents of the Assignor and its affiliates and any and all rights of the Assignor and its affiliates in respect of current assets, prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set off, rights of recoupment, deposits and other similar items; and

1.1.6. all rights which accrue or will accrue to the Assignor or any of its affiliates under any agreement between Assignor and Assignee.

IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of this ___ day of ________________, 2022.

SOCIETAL CDMO GAINESVILLE, LLC

By:
Name:
Title: Authorized Signatory

Exhibit 9.3.3

EXHIBIT 9.3.4

ASSIGNMENT OF WARRANTIES AND GUARANTEES

THIS AGREEMENT is made as of the __ day of __________, 2022, between SOCIETAL CDMO GAINESVILLE, LLC (the “Assignor”), and _____________________________________________ (the “Assignee”).

R E C I T A L S :

Assignee has this day acquired from Assignor certain interests in land, buildings and improvements more particularly described on Exhibit A attached hereto and made a part hereof (collectively, the “Property”).

In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and sets over unto Assignee and Assignee hereby accepts from Assignor all of Assignor’s right, title and interest in and to all transferable warranties and guarantees, if any, with respect to the improvements located on the Property or any repairs or renovations to such improvements and any personal property conveyed to Assignee by Assignor in connection with the Property.

IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of the date above written.

SOCIETAL CDMO GAINESVILLE, LLC

By:
Name:
Title: Authorized Signatory

EXHIBIT 9.3.6

CERTIFICATE PURSUANT TO FOREIGN INVESTMENT

AND REAL PROPERTY TAX ACT

Section 1445 of the Internal Revenue Code (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform _____________________, a ___________________, of [Address] (“Transferee”) that tax withholding will not be required in connection with the disposition of the Property as defined in, and pursuant to, that certain Purchase and Sale and Escrow Agreement dated ______________, the undersigned certifies the following on behalf of ________________________________________________ (“Transferor”):

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	Transferor is a disregarded entity as defined in Code § 1.1445-2(b)(2)(iii);

3.	Transferor’s parent is Societal CDMO, Inc., a Pennsylvania corporation and its U.S. employer identification number is 26-1523233; and

4.	Transferor’s address is: 1 E. Uwchlan Ave., Suite 112, Exton, Pennsylvania

This Certificate may be disclosed to the Internal Revenue Service and any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this Certificate and to the best of my knowledge and belief it is true, correct, and complete, and further declare that I have authority to sign this document on behalf of Transferor.

By:
Name: Ryan D. Lake
Title: Authorized Signatory